Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-221822 on Form N-2 of our report dated March 29, 2017, (June 30, 2017 as it relates to the financial highlights in Note 11) relating to the financial statements of Great Elm Capital Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, VA

December 14, 2017